UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2022

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01 Entry into Material Definitive Agreement.

Fourth Amended and Restated Agreement of Limited Partnership

Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), held a special meeting of its unitholders on May 18, 2022 (the “Special Meeting”) to approve, among other things (as described below), adoption of the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “A&R Partnership Agreement”). The previous partnership agreement required the Partnership to make distributions to common unitholders within 45 days following the end of each fiscal quarter. The primary purpose of amending and restating the partnership agreement was to modify the agreement to require the Partnership to pay quarterly distribution no later than 60 days after the end of the first, second and third quarters of each year, and no later than 90 days after the end of the fourth quarter of each year. In addition, the A&R Partnership Agreement removes provisions related to the Partnership’s Series A Preferred Units since they are no longer applicable following the Partnership’s redemption of all outstanding Series A Preferred Units in the fourth quarter of 2021. Finally, the A&R Partnership Agreement makes other non-substantive changes for clarity, including updating section references and similar changes. On May 18, 2022, immediately following the Special Meeting, Kimbell Royalty GP, LLC, the general partner of the Partnership, entered into the A&R Partnership Agreement.

The above description of the A&R Partnership Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Partnership Agreement, which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Second Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC

Simultaneous with unitholders’ approval of the adoption of the A&R Partnership Agreement at the Special Meeting, the Partnership executed the Second Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC (the “Second Amended and Restated OpCo LLC Agreement”). The primary purpose of amending and restating the limited liability company agreement of Kimbell Royalty Operating, LLC was to conform it to the changes made to the A&R Partnership Agreement described above.

The preceding summary of the Second Amended and Restated OpCo LLC Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, the unitholders of the Partnership voted to approve the Amended and Restated Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan (the “A&R Plan”). The A&R Plan increases the maximum number of common units issuable under the Partnership’s long-term incentive plan by 3,700,000 common units. A summary of the A&R Plan is described in Proposal One in the Partnership’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2022, which is incorporated herein by reference.

The summary of the A&R Plan set forth here does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Plan, a copy of which was filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Partnership’s Special Meeting held on May 18, 2022, the Partnership’s unitholders were asked to consider and vote upon two proposals. The first proposal was to approve the A&R Plan (the “LTIP Proposal”), and the second proposal was approve the adoption of the A&R Partnership Agreement (the “Partnership Agreement Amendment Proposal”). The LTIP Proposal required the approval of the holders of a majority of the Partnership’s outstanding common units and outstanding Class B units, voting together as a single class. The Partnership Agreement Amendment Proposal required the approval of the General Partner and the holders of a majority the outstanding common units and the outstanding Class B units, voting together as a single class. As of March 24, 2022, which was the record date for the Special Meeting, 65,544,583 units were outstanding and entitled to vote at the meeting (including 47,933,004 common units and 17,611,579 Class B units).

The number of votes cast with respect to each proposal were as follows:

Proposal One - The LTIP Proposal

The unitholders approved the LTIP Proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
38,973,738	3,751,088	442,658	0

Proposal Two - The Partnership Agreement Amendment Proposal

The unitholders approved the Adjournment Proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
41,152,078	1,685,042	330,364	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners, LP, dated as of May 18, 2022.
3.2	Second Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC, dated as of May 18, 2022.
10.1	Amended and Restated Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC,

its general partner

By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: May 18, 2022